SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
December 29, 2006

FastFunds Financial Corporation
(Exact name of registrant as specified in charter)

Nevada	333-1026D	87-0425514
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

319 Clematis Street - Suite 803
West Palm Beach, Florida 33401
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (561) 514-9042

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 2, 2007, pursuant to the terms of a Redemption, Stock Sale and Release Agreement (the “Redemption Agreement””) by and between Hydrogen Power, Inc., a Delaware corporation (“HPI”) and FastFunds Financial Corporation, a Delaware corporation and a majority owned subsidiary of HPI (“FastFunds or the “Company”), FastFunds (i) redeemed 8,917,344 shares of FastFunds common stock held by HPI, (ii) acquired from HPI an aggregate of 5,000 shares of common stock of Denaris Corporation, a Delaware corporation (“Denaris”), (iii) acquired from HPI an aggregate of 1,000 shares of common stock of Key Financial Systems, Inc., a Delaware corporation (“Key Financial”), and (iv) acquired from HPI an aggregate of 1,000 shares of common stock of Nova Financial Systems, Inc., a Delaware corporation (“Nova Financial”). Denaris was a majority owned subsidiary of HPI, and Key Financial and Nova Financial were wholly owned subsidiaries of HPI. Each of Denaris, Nova Financial and Key Financial are inactive entities with no operating or intellectual property assets. The shares of common stock of each entity transferred by HPI pursuant to the Redemption Agreement constituted all of HPI’s holdings in each entity. In consideration of the redemption and acquisition of the shares of Denaris, Key Financial and Nova Financial, FastFunds released HPI from all outstanding payment obligations of HPI to the Company, including obligations under a Secured Promissory Note dated March 14, 2006 in favor of the Company in the principal face amount of $5,000,000 (the “FastFunds Note”). The outstanding balance on the FastFunds Note, including principal and interest accrued, as of the date of the Redemption Agreement was $5,402,398.

Immediately after the closing of the Redemption Agreement, the Company had 6,663,615 shares outstanding and HPI continued to hold 3,500,000 shares of the Company’s common stock, constituting approximately 52.5% of the outstanding common stock of the Company. So long as HPI holds 10% or more of the outstanding equity or voting interest in FastFunds, it has agreed to vote its shares of capital stock of FastFunds in the same manner and proportion as other stockholders of the Company vote their shares. As of January 2, 2007, the Company also held 1,541,858 shares of common stock of HPI. Pursuant to the Redemption Agreement, the Company and HPI each provided the other certain registration rights relating to the common stock of such party held by the other party. A copy of the Redemption Agreement has been filed herewith as Exhibit 10.1, and is incorporated herein by reference.

In contemplation of the Redemption Agreement, on December 29, 2006, the Company and HPI obtained the consent of Whitebox Hedged High Yield Partners LP (“Whitebox”) and Pandora Select Partners LP (“Pandora”; together with Whitebox, the “Lenders”) to complete the transactions contemplated by the Redemption Agreement. Contemporaneously with receipt of the consent, the Company and HPI entered into an Note and Security Amendment Agreement dated December 29, 2006 with the Lenders, pursuant to which HPI agreed to amend certain terms of a Convertible Secured Promissory dated March 8, 2004 in favor of Whitebox in the principal amount of $2,000,000 and a Secured Promissory Note dated March 8, 2004 in favor of Pandora in the principal amount of $3,000,000 (together, the “2004 Notes”) to increase the interest rate applicable to the 2004 Notes from 7% per annum to 10% per annum and the default interest rate from 10% to 13%. The Company has attached as Exhibit 10.2 hereto a copy of the Note and Security Amendment Agreement with Lenders, and incorporates such agreement herein by reference.

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Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    On January 5, 2007, Mr. James P. Welbourn, a director of the Company, tendered his resignation as a director.

(c)    Effective January 2, 2007, the board of directors of FastFunds appointed Mr. Barry S. Hollander as acting Chief Executive Officer of the Company.

Mr. Hollander, 49, has been the chief financial officer since 2002 of Interactive Games, Inc., a publicly traded developer and licensor of interactive casino technologies and redemption gaming applications. Mr. Hollander has been the chief financial officer of VP Sports, Inc., a privately held sporting goods company since March 1999. From 1994 to 1999, Mr. Hollander was the chief financial officer of California Pro Sports, Inc., an in-line skate importer, marketer and distributor. Mr. Hollander has been in the sporting goods industry since 1980 in various accounting, senior management and executive positions. Mr. Hollander has a BS degree from Fairleigh Dickinson University and passed the uniform certified public accountant exam.

As a consultant to the Company, Mr. Hollander received compensation totaling $144,000 from FastFunds since December 31, 2005, and will continue to receive compensation of $12,000 per month in his capacity as acting chief executive officer.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits.

10.1	Redemption, Stock Sale and Release Agreement dated January 2, 2007 by and between the Company and Hydrogen Power, Inc.
10.2	Note and Security Amendment Agreement dated December 27, 2006 by and among the Hydrogen Power, Inc., the Company, Whitebox Hedged High Yield Partners LP and Pandora Select Partners LP
99.1	Press Release dated January 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTFUNDS FINANCIAL CORPORATION
Date: January 8, 2007	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary

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EXHIBIT INDEX

10.1	Redemption, Stock Sale and Release Agreement dated January 2, 2007 by and between the Company and Hydrogen Power, Inc.
10.2	Note and Security Amendment Agreement dated December 27, 2006 by and among the Hydrogen Power, Inc., the Company, Whitebox Hedged High Yield Partners LP and Pandora Select Partners LP
99.1	Press Release dated January 4, 2007